Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Statements”) included herein present the unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) and the unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statement of Operations”) based upon the combined audited and unaudited historical financial statements of Eldorado Resorts, Inc. (“ERI”), Tropicana Entertainment, Inc. (“Tropicana”) (acquisition consummated October 1, 2018) and Elgin Riverboat Resort – Riverboat Casino d/b/a Grand Victoria Casino (“Elgin”) (acquisition consummated August 7, 2018), after giving effect to the Century Sale (as defined below), the Tropicana Acquisition (as defined below), the Elgin Acquisition (as defined below), the GLPI Master Lease (consummated October 1, 2018), ERI Financing Transactions (as defined below), ERI Dispositions (as defined below) (together the “Combined Transactions”), and the adjustments described in the accompanying notes.

Basis for Historical Information

The Unaudited Pro Forma Financial Statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, balance sheet data or other financial information of ERI would have been if the Combined Transactions had occurred as of the dates indicated or what such results will be for any future periods. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this report. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Combined Transactions, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Statement of Operations, expected to have a continuing impact on the combined results of ERI. As such, the Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 do not reflect non-recurring charges that will be incurred in connection with the Combined Transactions. The Unaudited Pro Forma Statement of Operations also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Combined Transactions, nor does it include any costs associated with restructuring or integration activities resulting from the Combined Transactions, as they are currently not known, and, to the extent they arise, they are expected to be non-recurring and will not have been incurred at the closing date of the Combined Transactions. However, such costs could affect the combined company following the Combined Transactions in the period the costs are incurred.

The Century Sale

On June 17, 2019, ERI and its wholly-owned subsidiaries MTR Gaming Group, Inc., a Delaware corporation (“MTR”), and Isle of Capri Casinos LLC (“IOC”), a Delaware limited liability company entered into an equity purchase agreement with Century Casinos, Inc. (“Century”) and VICI Properties L.P., a Delaware limited partnership (“PropCo”) and (ii) MTR, IOC and PropCo entered into a Real Estate Purchase Agreement, pursuant to which (A) PropCo will purchase for $278 million the real property relating to Lady Luck Casino Caruthersville, Isle Casino Cape Girardeau and Mountaineer Casino, Racetrack & Resort and (B) immediately thereafter, Century will purchase for $107 million all of the outstanding equity interests in Mountaineer Park, Inc., a West Virginia corporation, IOC-Caruthersville, LLC, a Missouri limited liability company, and IOC-Cape Girardeau LLC, a Missouri limited liability company, for aggregate consideration of $385 million (the “Century Sale”). The Century Sale closed on December 6, 2019 resulting in a gain on sale of $1.4 million, net of fees, estimated working capital adjustments, and taxes.

Acquisitions

The Tropicana Acquisition

On October 1, 2018, ERI completed its acquisition of Tropicana (the “Tropicana Acquisition”) in a cash transaction valued at $1,900 million. Immediately prior to such merger, Tropicana sold Tropicana Aruba Resort and Casino (“Tropicana Aruba”) and Gaming and Leisure Properties, Inc. (“GLPI”) acquired substantially all of Tropicana’s real estate, other than the real estate underlying MontBleu Casino Resort & Spa (“MontBleu”) and Lumière Place Casino (“Lumière”), for approximately $964 million and ERI acquired Tropicana’s operations and certain real estate for $927 million. Substantially concurrently with the acquisition of the real estate portfolio by GLPI, ERI also entered into a triple net master lease with GLPI (the “GLPI Master Lease”). ERI funded the purchase of the real estate underlying Lumière with the proceeds of a $246 million loan and funded the remaining consideration payable with cash on hand at ERI and Tropicana, borrowings under ERI’s revolving credit facility and proceeds from ERI’s offering of $600 million in aggregate principal amount of 6% senior notes due 2026.

The Elgin Acquisition

On August 7, 2018, ERI completed its acquisition of Elgin (the “Elgin Acquisition” and together with the Tropicana Acquisition, the “Acquisitions”). ERI purchased Elgin for $328 million plus a $1 million working capital adjustment. The Elgin Acquisition was financed using cash on hand and borrowings under ERI’s revolving credit facility.

GLPI Master Lease

The GLPI Master Lease entered into in conjunction with the Tropicana Acquisition on October 1, 2018 was accounted for as a financing obligation equal to the fair value of the leased real estate assets acquired in purchase accounting. The fair value of the real estate assets and the financing obligation was estimated based on the present value of the estimated future lease payments over the lease term of 35 years, including renewal options, using an imputed discount rate of approximately 10.2%. The value of the financing obligation is dependent upon assumptions regarding the amount of the lease payments and the estimated discount rate of the lease payments required by a market participant.

The GLPI Master Lease provides for the lease of land, buildings, structures and other improvements on the land (including barges and riverboats), easements and similar appurtenances to the land and improvements relating to the operation of the leased properties. The GLPI Master Lease provides for an initial term of fifteen years with no purchase option. At ERI’s option, the GLPI Master Lease may be extended for up to four five-year renewal terms beyond the initial 15-year term. If ERI elects to renew the term of the GLPI Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the GLPI Master Lease. ERI does not have the ability to terminate its obligations under the GLPI Master Lease prior to its expiration without GLPI’s consent.

The rent payable under the GLPI Master Lease is comprised of “base rent” and “percentage rent.” Base rent is the sum of:

•

Building Base Rent: a fixed component equal to $61 million during the first year of the GLPI Master Lease, and thereafter escalated annually by 2%, subject to a cap that would cause the preceding year’s adjusted revenue to rent ratio for the properties in the aggregate not to fall below 1.20:1.00 for the first five years of the GLPI Master Lease and 1.80:1.00 thereafter; plus

•	Land Base Rent: an additional fixed component equal to $13 million, subject to adjustment in the event of the termination of the GLPI Master Lease with respect to any of the leased properties.

The percentage rent payable under the GLPI Master Lease is adjusted every two years based on the actual net revenues of the leased properties during the two-year period then ended. The initial variable rent, which is fixed for the first two years, is $13 million per year. The actual percentage increase is based on actual performance and is subject to change.

The initial annual rent under the terms of the lease is approximately $88 million.

Under the GLPI Master Lease, ERI is required to pay the following, among other things: lease payments to the underlying ground lessor for properties that are subject to ground leases, facility maintenance costs, all insurance premiums for insurance with respect to the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

The estimated future lease payments include the minimum lease payments and were adjusted to reflect estimated lease payments as described in the agreements, including an annual escalator of up to 2%.

ERI Financing Transactions

Tropicana Financing

In connection with the Tropicana Acquisition on October 1, 2018, ERI completed a debt financing transaction (the “Tropicana Financing”) comprised of $600 million aggregate principal amount of 6.0% senior unsecured notes due 2026. The proceeds of such borrowings were used to pay the cash consideration payable in the Tropicana Acquisition and pay transaction fees and expenses related to the foregoing. Additionally, substantially concurrent with the consummation of the Tropicana Acquisition, ERI amended its credit facility to increase its revolving credit facility from $300 million to approximately $500 million and extend the maturity of the revolving credit facility from April 2022 to October 1, 2023, the fifth anniversary following the consummation of the Tropicana Acquisition.

Lumière Financing

ERI borrowed $246 million from GLPI (the “Lumière Loan” and together with the Tropicana Financing, the “ERI Financing Transactions”) to fund the purchase price of the real estate underlying Lumière. The Lumière Loan bears interest at a rate equal to (i) 9.09% until October 1, 2019 and (ii) 9.27% until October 1, 2020, and matures on October 1, 2020. The Lumière Loan is secured by a first priority mortgage on the Lumière real property until October 1, 2019. In connection with the issuance of the Lumière Loan, ERI agreed to use its commercially reasonable efforts to transfer one or more of the Grand Victoria Casino, Isle Casino Bettendorf, Isle Casino Hotel Waterloo, Isle of Capri Lula, Lady Luck Casino Vicksburg and Mountaineer Casino, Racetrack and Resort or such other property or properties mutually acceptable to us and GLPI, provided that the aggregate value of such property, individually or collectively, is at least $246 million (the “Replacement Property”), to GLPI with a simultaneous leaseback to ERI of such Replacement Property. In connection with such Replacement Property sale, ERI and GLPI will enter into an amendment to the GLPI Master Lease to revise the economic terms to include the Replacement Property, GLPI, or one of its affiliates, will assume the Lumière Loan and Tropicana St. Louis RE LLC’s obligations under the Lumière Loan in consideration of the acquisition of the Replacement Property and ERI’s obligations under the Lumière Loan will be deemed to have been satisfied, the Lumière Real Property will be released from the lien placed on it in connection with the Lumière Loan (if such lien has not yet been released in accordance with the terms of the Lumière Loan) and in the event the value of the Replacement Property is greater than the outstanding obligations under the Lumière Loan, GLPI will pay ERI the difference between the value of the Replacement Property and the amount of outstanding obligations under the Lumière Loan. If such Replacement Property transaction is not consummated prior to the maturity date of the Lumière Loan, other than as a result of certain failures to perform by GLPI, then the amounts outstanding under the Lumière Loan are required to be paid in full on the maturity date thereof and the rent under the GLPI Master Lease will automatically increase, subject to certain escalations.

ERI Dispositions

Churchill Downs Incorporated

On February 28, 2018, ERI entered into definitive agreements to sell substantially all of the assets and liabilities of Presque Isle Downs & Casino (“Presque Isle Downs”) to Churchill Downs Incorporated (“CDI”). Under the terms of the agreements, CDI agreed to purchase Presque Isle Downs for approximately $179 million (the “Presque Isle Downs Sale”).

On August 10, 2018, ERI entered into a definitive agreement to sell substantially all of the assets and liabilities of Lady Luck Casino Nemacolin (“Nemacolin”) to CDI (the “Nemacolin Sale” and together with the Presque Isle Downs Sale, the “ERI Dispositions”). Under the terms of the agreement, CDI agreed to purchase Nemacolin for approximately $100,000, subject to a customary working capital adjustment. As a result of the agreement to sell Nemacolin, an impairment charge of $4 million was recorded in the third quarter of 2018 due to the carrying value of the net property and equipment being sold exceeding the estimated net sales proceeds.

The Presque Isle Downs Sale closed on January 11, 2019 resulting in a gain on sale of $22 million, net of final working capital adjustments, for the nine months ended September 30, 2019. The sale of Nemacolin closed on March 8, 2019 resulting in a gain on sale of $100,000, net of final working capital adjustments, for the nine months ended September 30, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(Dollars in Thousands)

	Historical					Pro Forma
	As of September 30, 2019					As of September 30, 2019
	ERI	Century Disposition Adjustments		Other Adjustments		ERI (Adjusted)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$208,831	$338,812	(a), (b)	$(360,200	) (d), (e)	$187,443
Restricted cash and investments	22,242	—		—		22,242
Marketable securities	20,433	—		—		20,433
Accounts receivable, net	48,150	—		—		48,150
Due from affiliates	2,823	—		—		2,823
Inventories	17,684	—		—		17,684
Prepaid expenses	37,429	—		—		37,429
Assets held for sale	605,947	(348,109	) (b)	—		257,838

Total current assets	963,539	(9,297)		(360,200)		594,042
Investment in and advances to unconsolidated affiliates	129,796	—		—		129,796
Property and equipment, net	2,635,111	—		—		2,635,111
Gaming licenses and other intangibles, net	1,118,855	—		—		1,118,855
Goodwill	909,717	—		—		909,717
Right-of-use assets	245,344	—		—		245,344
Other assets, net	78,879	—		—		78,879

Total assets	$6,081,241	$(9,297)		$(360,200)		$5,711,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$238	$—		$—		$238
Accounts payable	50,024	—		—		50,024
Accrued property, gaming and other taxes	54,628	—		—		54,628
Accrued payroll and related	72,999	—		—		72,999
Accrued interest	34,637	—		—		34,637
Income tax payable	15,425	—		—		15,425
Short-term lease obligation	21,963	—		—		21,963
Accrued other liabilities	108,999	—		—		108,999
Liabilities related to assets held for sale	56,058	(10,705	) (b)	—		45,353

Total current liabilities	414,971	(10,705)		—		404,266
Long-term financing obligations to GLPI	967,982	—		—		967,982
Long-term debt, less current portion	2,950,955	—		(359,853	) (e)	2,591,102
Deferred income taxes	224,877	—		—		224,877
Long-term lease obligation	229,297	—		—		229,297
Other long-term liabilities	166,381	—		—		166,381

Total liabilities	4,954,463	(10,705)		(359,853)		4,583,905

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	1	—		—		1
Paid-in capital	756,225	—		—		756,225
Retained earnings	379,682	1,408	(c)	(347	) (d), (e)	380,743
Treasury stock	(9,131)	—		—		(9,131)
Accumulated other comprehensive income	1	—		—		1

Total stockholders’ equity	1,126,778	1,408		(347)		1,127,839

Total liabilities and stockholders’ equity	$6,081,241	$(9,297)		$(360,200)		$5,711,744

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2018

(Dollars in Thousands, Except Share and Per Share Data)

	Pro Forma				Pro Forma
	Fiscal Year Ended December 31, 2018				Fiscal Year Ended December 31, 2018
	ERI (Adjusted for acquisition of Tropicana and Elgin and disposition of Presque Isle Downs and Nemacolin) (Note 2(h))	Century Disposition Adjustments (Note 2(f))	Other Adjustments		ERI (Adjusted)
REVENUES:
Casino	$1,905,571	$(186,409)	$—		$1,719,162
Pari-mutuel commissions	15,733	(3,134)	—		12,599
Food and beverage	331,806	(16,268)	—		315,538
Hotel	302,983	(7,929)	—		295,054
Other	102,985	(5,424)	—		97,561

Net revenues	2,659,078	(219,164)	—		2,439,914

EXPENSES:
Casino	855,841	(104,938)	—		750,903
Pari-mutuel commissions	13,441	(3,374)	—		10,067
Food and beverage	262,288	(13,398)	—		248,890
Hotel	107,373	(2,943)	—		104,430
Other	48,162	(2,378)	—		45,784
Marketing and promotions	169,630	(9,987)	—		159,643
General and administrative	490,423	(31,429)	—		458,994
Corporate	65,537	—	—		65,537
Impairment charges	10,396	—	—		10,396
Depreciation and amortization	219,295	(17,872)	—		201,423
Real estate tax settlement	(880)	—	—		(880)

Total operating expenses	2,241,506	(186,319)	—		2,055,187
Gain (loss) on sale of disposal of property and equipment	(805)	685	—		(120)
Proceeds from terminated sale	5,000	—	—		5,000
Transaction expenses	(20,842)	—	—		(20,842)
Income (loss) from unconsolidated affiliates	(213)	—	—		(213)

Operating income (loss)	400,712	(32,160)	—		368,552
OTHER INCOME (EXPENSE):
Interest expense, net	(291,024)	4	11,651	(e)	(279,369)
Loss on early retirement of debt, net	(693)	—	—		(693)
Unrealized loss on restricted investment	(2,587)	—	—		(2,587)
Other income/(loss)	115	—	—		115

Total other expense	(294,189)	4	11,651		(282,534)

NET INCOME (LOSS) BEFORE INCOME TAXES	106,523	(32,156)	11,651		86,018
(Provision) benefit for income taxes	(33,532)	6,692	(2,913	) (g)	(29,753)

Net income (loss)	$72,991	$(25,464)	$8,738		$56,265

Net income/(loss) per share of Common Stock:
Basic	$1.23				$0.73
Diluted	$1.22				$0.72
Weighted Average Basic Shares Outstanding	77,458,902				77,458,902
Weighted Average Diluted Shares Outstanding	78,282,101				78,282,101

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2019

(Dollars in Thousands, Except Share and Per Share Data)

	Historical				Pro Forma
	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	ERI (adjusted for disposition of Presque Isle Downs and Nemacolin (Note 2(h))	Century Disposition Adjustments (Note 2(f))	Other Adjustments		ERI (Adjusted)
REVENUES:
Casino and pari-mutuel commissions	$1,378,445	$(143,750)	$—		$1,234,695
Food and beverage	228,537	(11,347)	—		217,190
Hotel	237,493	(6,125)	—		231,368
Other	83,579	(4,545)	—		79,034

Net revenues	1,928,054	(165,767)	—		1,762,287
EXPENSES:
Casino and pari-mutuel commissions	610,711	(80,980)	—		529,731
Food and beverage	179,701	(9,048)	—		170,653
Hotel	76,101	(2,097)	—		74,004
Other	34,006	(1,737)	—		32,269
Marketing and promotions	97,272	(5,549)	—		91,723
General and administrative	358,608	(24,105)	—		334,503
Corporate	50,819	—	—		50,819
Impairment charges	958	—	—		958
Depreciation and amortization	166,882	(7,810)	—		159,072

Total operating expenses	1,575,058	(131,326)	—		1,443,732
Gain (loss) on sale of disposal of property and equipment	21,668	(14)	—		21,654
Transaction expenses	(21,628)	—	—		(21,628)
Income (loss) of unconsolidated affiliates	(2,132)	—	—		(2,132)

OPERATING INCOME	350,904	(34,455)	—		316,449
OTHER INCOME (EXPENSE):
Interest expense, net	(217,182)	—	11,608	(e)	(205,574)
Loss on early retirement of debt, net	(1,204)	—	—		(1,204)
Unrealized gain on restricted investments	460	—	—		460

Total other expense	(217,926)	—	11,608		(206,318)

NET INCOME (LOSS) BEFORE INCOME TAXES	132,978	(34,455)	11,608		110,131
(Provision) benefit for income taxes	(38,892)	8,087	(2,902	) (g)	(33,707)

Net income (loss)	$94,086	$(26,368)	$8,706		$76,424

Net income/(loss) per share of Common Stock:
Basic	$1.21				$0.98
Diluted	$1.20				$0.97
Weighted Average Basic Shares Outstanding	77,657,553				77,657,553
Weighted Average Diluted Shares Outstanding	78,588,517				78,588,517

Note 1—Basis of presentation

The following Unaudited Pro Forma Financial Statements present the pro forma effects of the following transactions:

•	The Century Sale;

•	The Acquisitions;

•	The GLPI Master Lease;

•	ERI Financing Transactions; and

•	ERI Dispositions.

The Unaudited Pro Forma Financial Statements are prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to transactions that are (i) directly attributable to the Combined Transactions, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Statement of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of ERI (including Tropicana and Elgin) is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Pro Forma Balance Sheet as of September 30, 2019 was prepared using the historical unaudited consolidated balance sheets of ERI as of September 30, 2019 and shows the financial position of ERI as if the Century Sale had occurred on September 30, 2019. The Acquisitions, GLPI Master Lease, ERI Financing Transactions, and the ERI Dispositions are already reflected in ERI’s historical unaudited consolidated balance sheet as of September 30, 2019. Therefore, no pro forma balance sheet adjustments are necessary to show the pro forma impact of these transactions.

The Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2019 give effect to the Century Sale and the ERI Dispositions as if they had occurred on January 1, 2018 and reflect pro forma adjustments that are expected to have a continuing impact on the results of operations. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 2018 give effect to the Century Sale, the Acquisitions, the ERI Financing Transactions, the GLPI Master Lease and the ERI Dispositions as if they had occurred on January 1, 2018 and reflect pro forma adjustments that are expected to have a continuing impact on the results of operations.

The Elgin Acquisition was consummated on August 7, 2018, and as such, is already reflected in ERI’s historical audited consolidated statement of operations for the period from August 7, 2018 to December 31, 2018 and historical unaudited consolidated statement of operations for the nine months ended September 30, 2019. Accordingly, an adjustment to reflect the effect of the Elgin Acquisition is included in the Unaudited Pro Forma Statement of Operations from January 1, 2018 to August 6, 2018.

The Tropicana Acquisition was consummated on October 1, 2018, and as such, is already reflected in ERI’s historical audited consolidated statement of operations for the period from October 1, 2018 to December 31, 2018 and historical unaudited consolidated statement of operations for the nine months ended September 30, 2019. Accordingly, an adjustment to reflect the effect of the Tropicana Acquisition is included in the Unaudited Pro Forma Statement of Operations from January 1, 2018 to September 30, 2018.

ERI’s historical financial and operating data for the year ended December 31, 2018 and the nine months ended September 30, 2019 is derived from the financial data in its audited consolidated financial statements for the year ended December 31, 2018 and from its unaudited consolidated financial statements for the nine months ended September 30, 2019. The historical financial and operating data for Tropicana for the period from January 1, 2018 to September 30, 2018 is derived from the financial data in its unaudited consolidated financial statements for the nine months ended September 30, 2018. The historical financial and operating data for Elgin for the period from January 1, 2018 to August 6, 2018 is derived from the financial data in its unaudited consolidated financial statements for the period ended August 6, 2018.

Certain reclassifications have been made to the historical financial statements of Tropicana and Elgin to align their presentation in the Unaudited Pro Forma Financial Statements.

Note 2—Unaudited Pro Forma Financial Statements transaction adjustments

a)	Represents the net cash proceeds from the Century Sale of $349.9 million, inclusive of $35.1 million of fees, estimated working capital adjustments, and taxes.

b)

Represents the elimination of assets and liabilities of Mountaineer Casino Racetrack & Resort, Isle Casino Cape Girardeau, and Lady Luck Casino Caruthersville as part of the Century Sale. The sale met the requirements for presentation as assets held for sale under U.S. GAAP as of September 30, 2019. However, they did not meet the requirements for presentation as discontinued operations and are included in income from continuing operations. Included in the assets and liabilities eliminated as part of the Century Sale is net cash and cash equivalents related to the disposed properties of $11.1 million.

c)

The gain from the Century Sale of approximately $1.4 million has been reflected as an adjustment to retained earnings. The gain related to the disposition has not been reflected in the Unaudited Pro Forma Statement of Operations as it is considered to be non-recurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the purchase agreement.

d)

ERI incurred additional estimated transaction costs of approximately $0.2 million from October 1, 2019 through the closing of the sale. Such costs consist primarily of legal, financial advisor, accounting and consulting costs, and is shown as a pro forma adjustment reducing retained earnings. These costs are not reflected in the Unaudited Pro Forma Statement of Operations because they are non-recurring items that are directly related to the sale.

e)	For purposes of the pro forma adjustment, it is assumed that the net cash proceeds from the Century Sale and ERI’s cash on hand was used to repay $360 million on ERI’s existing term loan facility.

The following table illustrates the pro forma adjustments to interest expense as a result of the repayment of ERI’s existing term loan facility for the nine months ended September 30, 2019 and the year ended December 31, 2018 (dollars in thousands):

	Nine months ended September 30, 2019	Year ended December 31, 2018
Interest expense on ERI’s term loan facility	$(22,204)	$(30,020)
Reversal of ERI’s historical interest expense and amortization of deferred financing cost	33,812	41,671

Total adjustments to interest expense, net	$11,608	$11,651

f)

Reflects the elimination of historical revenues, expenses, and other income of Mountaineer Casino Racetrack & Resort, Isle Casino Cape Girardeau, and Lady Luck Casino Caruthersville for the nine months ended September 30, 2019 and the year ended December 31, 2018. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

g)

Reflects the estimated income tax effect of the pro forma adjustments as a result of the Century Sale. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

h)

As described above, ERI acquired Elgin on August 7, 2018 and Tropicana on October 1, 2018. The sale of Presque Isle Downs closed on January 11, 2019 and the sale of Nemacolin closed on March 8, 2019. The following tables discuss the pro forma adjustments to ERI’s historical financial statements related to these acquisitions and dispositions (dollars in thousands):

	Historical								Pro Forma
	Fiscal Year Ended December 31, 2018	Period from January 1, 2018 to September 30, 2018	Period from January 1, 2018 to August 6, 2018	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2018				Fiscal Year Ended December 31, 2018
	ERI	Tropicana (As adjusted for Aruba (6)	Elgin	Presque Isle Downs & Casino	Lady Luck Casino Nemacolin	Reclassification Adjustments (5)	Pro Forma Adjustments		ERI (adjusted for acquisition of Tropicana and Elgin and disposition of Presque Isle Downs and Nemacolin)
REVENUES:
Casino	$1,534,954	$438,070	$92,817	$(125,524)	$(30,529)	$(4,217)	$—		$1,905,571
Pari-mutuel commissions	18,437	—	—	(2,704)	—	—	—		15,733
Food and beverage	247,332	90,112	7,208	(9,012)	(2,531)	(1,303)	—		331,806
Hotel	183,798	127,018	—	—	—	(7,833)	—		302,983
Other	71,486	24,385	3,369	(2,753)	(401)	6,899	—		102,985

Net revenues	2,056,007	679,585	103,394	(139,993)	(33,461)	(6,454)	—		2,659,078
Less-promotional allowances	—	—	(6,453)	—	—	6,453	—		—

Net revenues	2,056,007	679,585	96,941	(139,993)	(33,461)	(1)	—		2,659,078
EXPENSES:
Casino	732,580	175,842	50,945	(86,397)	(20,580)	3,451	—		855,841
Pari-mutuel commissions	16,709	—	—	(3,268)	—	—	—		13,441
Food and beverage	202,618	72,241	2,861	(7,247)	(2,526)	(5,659)	—		262,288
Hotel	65,009	47,885	—	—	—	(5,521)	—		107,373
Other	38,676	15,200	7,045	(1,323)	(71)	(11,365)	—		48,162
Marketing and promotions	106,161	54,605	—	(4,789)	(1,755)	15,408	—		169,630
General and administrative	349,598	112,073	7,804	(14,390)	(6,191)	43,039	(1,510	) (1)	490,423
Charitable donations	—	—	5,417	—	—	(5,417)	—		—
Preferred distribution	—	—	970	—	—	(970)	—		—
Corporate	46,632	—	—	—	—	18,905	—		65,537
Impairment charges	13,602	581	—	—	(3,787)	—	—		10,396
Depreciation and amortization	157,429	59,848	4,420	(1,255)	(377)	—	(770	) (2)	219,295
Maintenance and utilities	—	51,703	—	—	—	(51,703)	—		—
Real estate tax settlement	—	(880)	—	—	—	—	—		(880)

Total operating expenses	1,729,014	589,098	79,462	(118,669)	(35,287)	168	(2,280)		2,241,506
Gain (loss) on sale of disposal of property and equipment	(835)	—	—	23	7	—	—		(805)
Proceeds from terminated sale	5,000	—	—	—	—	—	—		5,000
Transaction expenses	(20,842)	—	—	—	—	—	—		(20,842)
Income (loss) from unconsolidated affiliates	(213)	—	—	—	—	—	—		(213)

Operating income (loss)	310,103	90,487	17,479	(21,301)	1,833	(169)	2,280		400,712
OTHER INCOME (EXPENSE):
Interest expense, net	(171,732)	(3,720)	3	(22)	204	—	(115,757	) (3)	(291,024)
Loss on early retirement of debt, net	(162)	(531)	—	—	—	—	—		(693)
Unrealized loss on restricted investment	(2,587)	—	—	—	—	—	—		(2,587)
Other non-operating income	—	115	—	—	—	—	—		115

Total other expense	(174,481)	(4,136)	3	(22)	204	—	(115,757)		(294,189)

NET INCOME (LOSS) BEFORE INCOME TAXES	135,622	86,351	17,482	(21,323)	2,037	(169)	(113,477)		106,523
(Provision) benefit for income taxes	(40,387)	(24,095)	—	4,515	(1,936)	—	28,371	(4)	(33,532)

NET INCOME (LOSS)	$95,235	$62,256	$17,482	$(16,808)	$101	$(169)	$(85,106)		$72,991

	Historical			Pro Forma
	Nine Months Ended September 30, 2019	Period from January 1, 2019 to January 10, 2019	Period from January 1, 2019 to March 7, 2019	Nine Months Ended September 30, 2019
	ERI	Presque Isle Downs & Casino	Lady Luck Casino Nemacolin	ERI (adjusted for disposition of Presque Isle Downs and Nemacolin)
REVENUES:
Casino and pari-mutuel commissions	$1,385,848	$(2,993)	$(4,410)	$1,378,445
Food and beverage	229,072	(172)	(363)	228,537
Hotel	237,493	—	—	237,493
Other	83,712	(70)	(63)	83,579

Net revenues	1,936,125	(3,235)	(4,836)	1,928,054

EXPENSES:
Casino and pari-mutuel commissions	616,101	(2,226)	(3,164)	610,711
Food and beverage	180,288	(196)	(391)	179,701
Hotel	76,101	—	—	76,101
Other	34,064	(49)	(9)	34,006
Marketing and promotions	97,673	(153)	(248)	97,272
General and administrative	360,086	(368)	(1,110)	358,608
Corporate	50,819	—	—	50,819
Impairment Charges	958	—	—	958
Depreciation and amortization	166,882	—	—	166,882

Total operating expenses	1,582,972	(2,992)	(4,922)	1,575,058
Gain (loss) on sale of disposal of property and equipment	21,668	—	—	21,668
Transaction expenses	(21,628)	—	—	(21,628)
Income (loss) from unconsolidated affiliates	(2,132)	—	—	(2,132)

Operating income (loss)	351,061	(243)	86	350,904

OTHER INCOME (EXPENSE):
Interest expense, net	(217,205)	—	23	(217,182)
Loss on early retirement of debt, net	(1,204)	—	—	(1,204)
Unrealized gain on restricted investment	460	—	—	460

Total other expense	(217,949)	—	23	(217,926)

NET INCOME (LOSS) BEFORE INCOME TAXES	133,112	(243)	109	132,978
(Provision) benefit for income taxes	(38,892)	—	—	(38,892)

NET INCOME (LOSS)	$94,220	$(243)	$109	$94,086

1)

Tropicana has a lease agreement with respect to the land and building on which MontBleu operates through December 31, 2028. The fair value of the unfavorable lease liability balance is approximately $26.5 million. The following table illustrates the pro forma adjustments to amortization expense for the period from January 1, 2018 to September 30, 2018 (dollars in thousands):

Tropicana
To eliminate historical amortization expense related to the unfavorable lease liability	$384
To record new amortization expense related to the fair value of the unfavorable lease liability	(1,894)

Total adjustments to general and administrative expenses	$(1,510)

2)

Represents an adjustment to historical depreciation and amortization expense as a result of fair value of PP&E and intangible assets recognized for Elgin for the period from January 1, 2018 to August 6, 2018 and for Tropicana for the period from January 1, 2018 to September 30, 2018. The following table illustrates the pro forma adjustments to depreciation and amortization expense (dollars in thousands):

	Elgin	Tropicana	Total
To eliminate historical depreciation and amortization related to PP&E and intangibles	$(4,420)	$(59,848)	$(64,268)
To record new depreciation expense related to the fair value adjustment to PP&E	3,062	53,861	56,923
To record new amortization expense related to the fair value adjustments to intangibles	4,350	2,225	6,575

Total adjustments to depreciation and amortization expense	$2,992	$(3,762)	$(770)

3)

Reflects adjustments to interest expense as a result of current and long-term debt for borrowings to fund the Elgin and Tropicana Acquisition net of aggregate reductions in long-term debt (including unamortized original issuance discounts and unamortized deferred financing cost). The following table illustrates the pro forma adjustments to interest expense for Elgin for the period from January 1, 2018 to August 6, 2018 and for Tropicana for the period from January 1, 2018 to September 30, 2018 (dollars in thousands):

	Elgin	Tropicana	Total
Interest expense on the notes	$—	$(28,487)	$(28,487)
Interest expense on revolving credit facility	(4,502)	—	(4,502)
Interest expense on Lumière Loan	—	(16,771)	(16,771)
Interest expense on GLPI liability	—	(73,639)	(73,639)
Reversal of ERI’s historical interest expense	—	3,460	3,460
Reversal of Tropicana’s historical net interest expense and amortization of deferred financing cost	—	4,182	4,182

Total adjustments to interest expense, net	$(4,502)	$(111,255)	$(115,757)

4)	The income tax adjustment assumes income taxes based on ERI’s historical statutory tax rate.

5)

Certain reclassifications have been recorded to the historical financial statements of Elgin and Tropicana to provide comparability and consistency for the post-combined company presentation. Reclassifications were made among revenue components to classify certain revenue streams consistently between the companies. These included presenting expired slot tickets in gaming revenue and other supporting revenue activities such as spa and room rentals as other revenue. Reclassifications were also made between expense line items, such as casino, gaming taxes and other costs, as well as marketing and promotions and general and administrative. Certain reclassifications were required to remain consistent with the changes made within revenue reclassifications.

6)

Column reflects adjustments related to the exclusion of Tropicana Aruba, as it was not part of the acquisition of Tropicana by ERI. The following tables discuss the adjustments related to the exclusion of Tropicana Aruba (dollars in thousands):

	Historical
	Nine Months Ended September 30, 2018
	Tropicana	Aruba	Tropicana (As adjusted for Aruba)
REVENUES:
Casino	$439,641	$(1,571)	$438,070
Food and beverage	91,769	(1,657)	90,112
Hotel	136,859	(9,841)	127,018
Other	24,560	(175)	24,385

Net operating revenues	692,829	(13,244)	679,585

EXPENSES:
Casino	177,129	(1,287)	175,842
Food and beverage	73,856	(1,615)	72,241
Hotel	51,166	(3,281)	47,885
Marketing and promotions	54,872	(267)	54,605
General and administrative	114,753	(2,680)	112,073
Impairment charges	581	—	581
Maintenance and utilities	54,366	(2,663)	51,703
Real estate tax settlement	(880)	—	(880)
Depreciation and amortization	60,769	(921)	59,848
Other	15,200	—	15,200

Total operating expenses	601,812	(12,714)	589,098

OPERATING INCOME	91,017	(530)	90,487

OTHER INCOME (EXPENSE):
Interest expense, net	(3,865)	145	(3,720)
Gain (loss) on extinguishment of debt	(531)	—	(531)
Other non-operating income	115	—	115

Total other expense	(4,281)	145	(4,136)

NET INCOME (LOSS) BEFORE INCOME TAXES	86,736	(385)	86,351
(Provision) benefit for income taxes	(24,095)	—	(24,095)

Net income (loss)	$62,641	$(385)	$62,256